UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2012

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On August 7, 2012, Black Box Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company's headquarters in Lawrence, Pennsylvania. The final results of the matters voted on at the Annual Meeting are provided below.
Proposal 1. Each of the nominees for election to the Company's Board of Directors (the “Board”) were elected to hold office for a one-year term and until their respective successors are elected and qualified by the following votes:

Name	For	Withheld	Broker Non-Votes
William F. Andrews	14,561,498	1,653,500	448,615
R. Terry Blakemore	14,880,498	1,334,500	448,615
Richard L. Crouch	14,932,820	1,282,178	448,615
Thomas W. Golonski	14,713,728	1,501,270	448,615
Thomas G. Greig	14,860,507	1,354,491	448,615
William H. Hernandez	14,890,331	1,324,667	448,615
Edward A. Nicholson, Ph.D.	14,713,363	1,501,635	448,615

Proposal 2. The ratification of the appointment by the Audit Committee of the Board of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2013 was approved by the following vote:

For:	16,461,229
Against:	190,110
Abstained:	12,274
Broker Non-Votes:	0

Proposal 3. The compensation of the Company's named executive officers, as disclosed in the proxy statement for the Annual Meeting, was approved, on a non-binding advisory basis, by the following vote:

For:	15,674,288
Against:	411,470
Abstained:	129,240
Broker Non-Votes:	448,615

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: August 10, 2012
By:  /s/ Michael McAndrew
Michael McAndrew
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary
(Principal Accounting Officer)

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